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                                   EXHIBIT 11

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                THREE MONTHS ENDED
                                                      MARCH 31,
                                              1995               1996
                                              ----               ----
Weighted Average Shares Outstanding:
Common shares outstanding
     at end of period ..............       24,780,195         27,984,950
                                           ==========       ============

Weighted number of common shares
     outstanding ...................       24,780,195         27,984,950
                                           ==========       ============


NET INCOME (LOSS) ..................       $1,019,000       $ (6,719,000)
                                           ==========       ============
NET INCOME (LOSS) PER SHARE ........              .04       $       (.24)
                                           ==========       ============




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